SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
CONVERTIBLE NOTES- GP STRATEGIES CORPORATION
           GABELLI FUNDS, LLC.
               GABELLI CONVERTIBLE FUND
                      12/19/06           50,000-		*
		   GABELLI ABC FUND
                      11/08/06           38,447-            *
                      10/24/06           50,000-            *

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) TRANSACTIONS REPRESENT WARRANTS BEING CONVERTED INTO THE ISSUER'S
 COMMON STOCK.